FORM 8-A OF NET PROFITS TEN INC.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

NET PROFITS TEN INC.
(Exact name of registrant as specified in its charter)

Nevada	77-0716386
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1736 Angel Falls Street
Las Vegas, NV	89142-1230
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-167227

Securities to be registered pursuant to Section 12(g) of the Act:
Common stock with a par value of $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1/A (File No. 333-167777) as originally filed with the Securities and Exchange Commission on December 29, 2010 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

3.1      Articles of Incorporation (incorporated by reference from Net Profits Ten Inc Registration Statement on Form S-1 filed on June 25, 2010, Registration No. 333-167777)

3.2      By-laws (incorporated by reference from Net Profits Ten Inc Registration Statement on Form S-1 filed on June 25, 2010, Registration No. 333-167777)

4.1      Form of Subscription Agreement (incorporated by reference from Net Profits Ten Inc Registration Statement on Form S-1 filed on June 25, 2010, Registration No. 333-167777)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

Net Profits Ten Inc.

By: /s/ Fouad Dasuka

Fouad Dasuka
President
May 1, 2012

EXHIBIT INDEX

3.1      Articles of Incorporation (incorporated by reference from Net Profits Ten Inc Registration Statement on Form S-1 filed on June 25, 2010, Registration No. 333-167777)

3.2      By-laws (incorporated by reference from Net Profits Ten Inc Registration Statement on Form S-1 filed on June 25, 2010, Registration No. 333-167777)

4.1      Form of Subscription Agreement (incorporated by reference from Net Profits Ten Inc Registration Statement on Form S-1 filed on June 25, 2010, Registration No. 333-167777)